                                                                   EXHIBIT 10.21

                               RELEASE AGREEMENT

         This Release Agreement (hereinafter the "Agreement"), dated this 18th day of September, 2003, is made and entered into by and among J. Michael Miller ("JMM"), Centennial Specialty Foods Corporation, a Delaware corporation ("Centennial"), Stokes Ellis Foods, Inc., a Delaware corporation
("Stokes-Ellis"), and Stokes Canning Company, a Colorado corporation ("Stokes Canning") and James E. Lewis ("JEL").

         WHEREAS, the parties hereto have executed a Separation and Mutual Release Agreement effective September 18, 2003 (the "Mutual Release");

         WHEREAS, while the Mutual Release contained a general release of all claims that JMM or anyone claiming through JMM has against JEL, Centennial, Stokes-Ellis and Stokes Canning (collectively, the "Company Parties"), such Mutual Release did not effect a valid waiver by JMM of any age discrimination claims due to provisions of Federal law requiring a review period and right of rescission;

         WHEREAS, the parties desire that JMM effect a valid waiver of any age discrimination claims pursuant to the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants, promises, agreements and compensation set forth herein, the receipt, adequacy and sufficiency of which are confessed and acknowledged, Company and JMM agree as follows:

         1. ADDITIONAL CONSIDERATION. As additional consideration for JMM entering into this Agreement, Centennial agrees to pay JMM, within 10 days following expiration of JMM's right to rescind this Agreement under Section 3, the gross amount of $14,583.33, which represents one month of JMM's compensation (hereinafter referred to as the "Additional Consideration"). JMM acknowledges that Centennial is not obligated to pay JMM the Additional Consideration; that the Additional Consideration is in addition to amounts JMM would be otherwise entitled to receive pursuant to the Company's policies and procedures or the Mutual Release; and that the Additional Consideration is being paid for the express purpose of providing consideration to JMM for agreeing to enter into this Agreement. JMM shall be responsible for timely reporting payment of the Additional Consideration and paying all Federal, State and local income and other taxes applicable to such payments.

         2. RELEASE. JMM covenants and agrees that this Agreement constitutes a full and final resolution of all claims and demands he has or may have against the Company Parties, and each of them, and their respective shareholders, officers, directors, agents, employees, affiliates, associates, successors, assigns, or insurers arising out of JMM's employment with Centennial, his termination from employment with Centennial, or for any other reason whatsoever. JMM further fully and forever releases and waives any and all rights he has or may have to make any claim or demand for damages, injury or loss of whatever kind or nature, and/or to commence, continue,



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prosecute, cause, or permit to be prosecuted any action or proceeding of any type or description against the Company Parties, and each of them, and their respective shareholders, officers, directors, agents, employees, affiliates, associates, successors, assigns, or insurers arising out of JMM's employment with Centennial, his termination from employment with Centennial, or for any other reason whatsoever. THE PROVISIONS CONTAINED IN THIS PARAGRAPH 3 SPECIFICALLY INCLUDE A FULL AND COMPLETE RELEASE AND WAIVER OF ANY AND ALL CLAIMS OR DEMANDS WHICH JMM MAY ASSERT AGAINST ANY OF THE COMPANY PARTIES UNDER 29 U.S.C., CHAPTER 14-AGE DISCRIMINATION IN EMPLOYMENT (29 U.S.C. SECTION 621, ET SEQ., AS AMENDED) AND APPLICABLE STATE LAWS AND REGULATIONS. The release and waiver provisions contained in this Paragraph 2 specifically exclude any rights or claims for age discrimination which may arise after the date of execution of this Agreement.

     3. RIGHT OF RESCISSION. JMM may revoke this Agreement at any time within SEVEN (7) days (or such longer period as may be required by applicable law) after its execution by JMM by serving written notice upon Centennial and contemporaneously returning all monies and other consideration paid to him under this Agreement to Centennial. Revocation of this Agreement shall not affect the Mutual Release, which shall continue in full force and effect.

     4. SEVERABILITY. In case any one or more of the provisions of this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected thereby.

     5. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of JMM and the Company Parties.

     6. RECOMMENDATION OF LEGAL COUNSEL. JMM is advised to obtain the advice of his own legal counsel regarding the terms and conditions contained in this Agreement prior to his execution of this Agreement.

     7. OPPORTUNITY TO REVIEW. JMM acknowledges that he received this Agreement on September 18, 2003, and that he has had at least TWENTY-ONE (21) days to review and consider the terms and conditions contained herein. JMM further acknowledges that he has read and understands this Agreement in its entirety and that he agrees to be legally bound by the terms and conditions contained herein.

     8. GOVERNING LAW; JURISDICTION. This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of Colorado without reference to its conflict of law provisions. The parties hereby agree that the exclusive jurisdiction for resolution of any disputes hereunder shall be the Colorado District Court and/or the United States District Court located in Denver, Colorado. The parties agree to submit to the personal jurisdiction of such Courts. In the event of such dispute, the substantially prevailing parties shall be awarded their costs, including reasonable attorneys fees and expert expenses.

     9. COMPLETE AGREEMENT. Company Parties and JMM do hereby for themselves, their heirs, executors, administrators, successors, assigns, trustees and next of kin, covenant that

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

no promise, agreement, statement or representation not herein expressed has been made to or relied upon by them, that this Agreement contains the entire agreement between the Company Parties and JMM concerning the subject matter hereof, and that no modification or addendum to this Agreement shall be valid unless signed by or on behalf of all parties hereto. The Mutual Release shall not be superceded by this Agreement.

         The parties have executed this Agreement as of the dates set forth below.

Centennial Specialty Foods Corporation


By: /s/ JEFFREY R. NIEDER
   --------------------------------------
Title: CEO
      -----------------------------------

Stokes-Ellis Foods, Inc.

By: /s/ JAMES E. LEWIS
   --------------------------------------
Title: Chairman
      -----------------------------------

Stokes Canning Company

By: /s/ JEFFREY R. NIEDER
   --------------------------------------
Title: President
      -----------------------------------


/s/ J. MICHAEL MILLER
-----------------------------------------
 J. Michael Miller, individually


/s/ JAMES E. LEWIS
-----------------------------------------
James E. Lewis, individually



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
                    SEPARATION AND MUTUAL RELEASE AGREEMENT


     This Separation and Mutual Release Agreement (hereinafter the "Agreement"), effective as of this 18th day of September, 2003 ("Effective Date"), is made and entered into by and among J. Michael Miller ("JMM"), Centennial Specialty Foods Corporation, a Delaware corporation ("Centennial"), Stokes Ellis Foods, Inc., a Delaware corporation ("Stokes-Ellis"), Stokes Canning Company, a Colorado corporation ("Stokes Canning") and James E. Lewis ("JEL").

     WHEREAS, JMM and Centennial are parties to a certain Employment Agreement dated July 31, 2003 (the "Employment Agreement"), pursuant to which JMM was employed by Centennial as its chief executive officer.

     WHEREAS, JMM resigned as chief executive officer and director of Centennial.

     WHEREAS, Centennial has accepted JMM's resignation.

     WHEREAS, the parties desire to enter into this Agreement to set forth certain agreements regarding JMM's resignation and other matters.

     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants, promises and agreements set forth herein, the receipt, adequacy and sufficiency of which are confessed and acknowledged, the parties hereby agree as follows:

     1. TERMINATION DATE. It is agreed that the effective date of the termination of JMM's employment with Centennial shall be September 2, 2003 (the "Termination Date"). As of such Termination Date, JMM resigns from all officer and director positions held with Centennial, Stokes-Ellis and Stokes Canning. Concurrent with the execution of this Agreement, JMM shall execute and deliver to Centennial a copy of a resignation letter in the form attached hereto as Exhibit A.

     2. EMPLOYMENT AGREEMENT. The Employment Agreement shall terminate as of the Termination Date and both JMM and Centennial shall be released from all obligations thereunder, except that Centennial shall continue to be bound by
Section 7 (Indemnification) and JMM shall continue to be bound by Section 12 (Nondisclosure of Confidential Information; Non-Competition), Section 15 (Inventions Assignment), and Section 16 (Assistance in Litigation). These continuing obligations of Centennial and JMM shall continue for the applicable period of time set forth in the Employment Agreement, or, if no period of time is stated, perpetually.

     3. INDEMNIFICATION AGREEMENT AND ESCROW AGREEMENT. Notwithstanding the termination of the Employment Agreement and JMM's employment with Centennial, the Indemnification Agreement dated as of March 1, 2003 ("Indemnification Agreement"), between JMM and Centennial shall continue in full force and effect and JMM shall be entitled to all protections and benefits provided thereunder. Centennial hereby releases JMM and any and all shares of


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common stock of Centennial owned by JMM from the Escrow Agreement dated May   ,
2003, by and among Centennial, JMM and certain other parties.

     4. COMPENSATION AND EXPENSES. JMM acknowledges that he has been paid in full for all of his out of pocket costs and expenses and all wages and other compensation due for all periods prior to the Termination Date.

     5. SEVERANCE PAY. As additional consideration for JMM entering into this Agreement, Centennial agrees to pay JMM the gross amount of $72,916.65, which represents five months of JMM's compensation (hereinafter referred to as the "Severance Pay"). JMM acknowledges that Centennial is not obligated to pay JMM the Severance Pay; that the Severance Pay is in addition to amounts JMM would be otherwise entitled to receive pursuant to Centennial's policies and procedures and the Employment Agreement; and that the Severance Pay is being paid for the express purpose of providing consideration to JMM for agreeing to enter into this Agreement. The Severance Pay shall be paid to JMM in accordance with the terms set forth in Section 6 below.

     6. PAYMENT TERMS FOR SEVERANCE PAY. Centennial agrees to pay the Severance Pay to JMM in monthly installments of $14,583.33, without interest, commencing on November 15, 2003, and continuing on the fifteenth day of each month thereafter until paid in full. If Centennial does not complete its pending initial public offering, Stokes Ellis and Stokes Canning agree to pay the Severance Pay to JMM in accordance with the foregoing payment provisions. Centennial, Stokes-Ellis and Stokes Canning shall have the right to prepay any amounts due hereunder at anytime without penalty. JMM shall be responsible for timely reporting such payments and paying all Federal, State and local income and other taxes applicable to such payments.

     7. TRANSFER OF STOCK; RULE 144 SALES.

A. On March 1, 2003, JMM was issued 500,000 shares of common stock of Centennial for which he paid $50.00 cash at that time. As further consideration to JEL for entering into this Agreement, JMM hereby assigns, transfers and conveys to JEL, or his designee, all right, title and interest of JMM in and to 400,000 shares of such common stock of Centennial (the "Shares"). JEL hereby accepts such Shares and agrees to pay to JMM a total purchase price of $40.00, payable concurrent with the delivery of a share certificate and duly executed stock power for the Shares. JMM represents and warrants that he is transferring to JEL, or his designee, good and marketable title to the Shares, free and clear all liens, encumbrances and other adverse claims. JMM agrees to execute such further assignments, stock powers and other documents as may be necessary to fully transfer the Shares to JEL or his designee.

B. For a period of one year following the date of the final prospectus for Centennial's pending initial public offering (the "One Year Period"). JMM agrees that he will effect any sales under Rule 144 of any of the remaining 100,000 shares of common stock in Centennial that JMM owns (the "Remaining Shares") through J.P. Turner, the lead underwriter of Centennial's


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initial public offering. JMM shall not sell, assign or otherwise transfer any of the Remaining Shares during the One Year Period in a private transaction unless the purchaser thereof agrees to be bound by the restrictions set forth in this
Section 7(B).

         8. RETURN OF COMPANY PROPERTY. JMM covenants and agrees to return all property of Centennial, Stokes-Ellis or Stokes Canning (collectively, the "Companies") currently in his possession or control, including without limitation all files, data, computer software and programs, work in progress, customer lists, business plans, contracts, and business proposals. JMM further agrees to retain no duplicates or copies of any property of the Companies without the express written consent of the Companies.

         9. CONFIDENTIALITY. JMM acknowledges and agrees that his relationship with the Companies was one of high trust and confidence and that he had access to and made use of a variety of proprietary information of the Companies, including information relating to business, technology, inventions, software programs, manuals, guides, customer lists, business plans, client proposals and confidential documents and communications which are not freely available to outsiders (herein collectively called "Proprietary Information"). JMM covenants and agrees that he will not (i) use for his own benefit or the benefit of any other party and will not disclose to any third party any Proprietary Information in his possession or control without the express written consent of the Companies, and (ii) make any derogatory or other remarks about JEL or the Companies or their respective affiliates to any other person that would adversely reflect on their credibility or reputation.

         10. RELEASE BY JMM. JMM, on behalf of himself and on behalf of his representatives and heirs, and any other party claiming by or through JMM, agree to a full and complete settlement, release and discharge of all past, present and future claims, demands, actions, liabilities, obligations, losses, damages and compensation, whether known, unknown, suspected or unsuspected, whether based on tort, contract, equity, statute or any other theory of recovery, arising or accruing from the beginning of time to the Effective Date of this Agreement, against any of the Companies or JEL, and each of them, and their past, present and future agents, employees, partners, members, shareholders, officers, successors, parents, affiliates, subsidiaries, assigns, servants, principals, directors, insurers, investment bankers, attorneys, representatives, divisions, predecessors, spouses, heirs and successors in interest and any and all other persons, firms, partnerships, companies, limited liability companies, or corporations with whom any of the former have been, are now or may hereafter be in any way affiliated; provided, however, that the foregoing release shall not operate to release the Companies or JEL from their obligations, representations and covenants under this Agreement, and does not release Centennial from its continuing obligations under the Employment Agreement and Indemnification Agreement as provided under Sections 2 and 3 hereof, it being understood that the same shall survive the execution of this Agreement.

         11. RELEASE BY COMPANIES AND JEL. Each of the Companies and JEL, on behalf of themselves and on behalf of their representatives and heirs, and any other party claiming by or through the Companies or JEL, agree to a full and complete settlement, release and discharge of



                                       3
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all past, present and future claims, demands, actions, liabilities, obligations, losses, damages and compensation, whether known, unknown, suspected or unsuspected, whether based on tort, contract, equity, statute or any other theory of recovery, arising or accruing from the beginning of time to the Effective Date of this Agreement, against JMM, and his past, present and future agents, employees, partners, members, shareholders, officers, affiliates, successors, parents, subsidiaries, assigns, servants, principals, directors, insurers, investment bankers, attorneys, representatives, divisions, spouses, predecessors, heirs and successors in interest and any and all other persons, firms, partnerships, companies, limited liability companies, or corporations with whom JMM has been, are now or may hereafter be in any way affiliated; provided, however, that the foregoing release shall not operate to release JMM from his obligations, representations and covenants under this Agreement, and does not release JMM from his continuing obligations under the Employment Agreement and Indemnification Agreement as provided under Sections 2 and 3 hereof, it being understood that the same shall survive the execution of this Agreement.

         12. UNKNOWN CLAIMS. Each party knowingly and voluntarily waives all rights and benefits otherwise conferred by an provision of state or federal law limited the scope of a release. Each party expressly consents that notwithstanding any statute or rule of law, this general release shall be given full force and effect according to each of its express terms and provisions, including those relating to unknown or unsuspecting claims which exist or may exist as of the Effective Date of this Agreement. The parties acknowledge and agree that this waiver is an essential and material term of this Agreement. The parties have been advised by their respective legal counsel with respect to this waiver, and understand and acknowledge the significance and consequence of this Agreement and of this express waiver of statutes or rules of law wherever enacted or in force.

         13. MISTAKE. In addition to the matters referred to above, it is the clear intention of JMM, as one party, and the Companies and JEL, as the other party, on their own behalf and on behalf of all parties claiming through them, to fully and forever release each other from any and all claims or damages of whatever nature, even if there may presently exist a mistaken belief on the part of any one or more parties to this Agreement, as to the present nature and extent of such claim and/or the injuries and damages, including existing but unknown or undisclosed injuries and damages sustained by the parties at the time of the execution of this Agreement. Nothing in this Section 13 shall be construed to broaden the interpretation and scope of Sections 10 and 11 hereof.

         14. REPRESENTATIONS AND WARRANTIES: Each of the parties to this Agreement represents, covenants, warrants, and agrees as to itself as follows;

         A. The party has full power and authority (including corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the party, enforceable against it in accordance with its terms and conditions. The party is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order to consummate, the transactions contemplated by this Agreement.


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
         B. The party has received independent legal advice from attorneys of their choice with respect to the advisability of making the settlement provided for herein and with respect to the advisability of executing this Agreement and has had ample opportunity to review all aspects of this transaction including all tax aspects with appropriate advisors. The terms of this Agreement have been completely read and explained to the parties by their attorneys, and those terms are fully understood and voluntarily accepted by the parties and they have not been induced by any threat, demand or other representation. The party enters into this Agreement voluntarily and without duress or other influence.

         C. Each party warrants that no promise, consideration or inducement has been offered except as herein set forth, that this Agreement is executed without reliance upon any statement or representation by the parties released or their representatives including officers, agents, employees, representatives and attorneys, other than as specifically contained in this Agreement; that all parties are legally competent and duty authorized to execute this Agreement and that each party accepts full responsibility therefor. The parties expressly assume the risk that the facts or law may be, or become, different from the facts or law as presently believed by the parties.

         D. The parties represent and warrant that they own the claims being released in this Agreement and that they have not sold, assigned, transferred, or pledged any past, present or future claim to any third party.

         15. SEVERABILITY. In case any one or more of the provisions of this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected thereby.

         16. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties.

         17. GOVERNING LAW; JURISDICTION. This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of Colorado without reference to its conflict of law provisions. The parties hereby agree that the exclusive jurisdiction for resolution of any disputes hereunder shall be the Colorado District Court and/or the United States District Court located in Denver, Colorado. The parties agree to submit to the personal jurisdiction of such Courts. In the event of such dispute, the substantially prevailing parties shall be awarded their costs, including reasonable attorneys fees and expert expenses.

         18. COMPLETE AGREEMENT. Each of the parties do hereby for themselves, their heirs, executors, administrators, successors, assigns, trustees and next of kin, covenant that no promise, agreement, statement or representation not herein expressed has been made to or relied upon by them, that this Agreement contains the entire agreement between the parties concerning the subject matter hereof, and that no modification or addendum to this Agreement shall be valid unless signed by or on behalf of all of the parties.

         ALL PARTIES HERETO STATE THAT THEY HAVE CAREFULLY READ THIS SEPARATION AND MUTUAL RELEASE AGREEMENT, THAT IT HAS BEEN



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     FULLY EXPLAINED TO THEM BY THEIR ATTORNEYS, THAT THEY FULLY UNDERSTAND ITS
     FINAL AND BINDING EFFECT, THAT THE ONLY PROMISES MADE TO THEM TO SIGN THIS AGREEMENT ARE THOSE STATED ABOVE, AND THAT THEY ARE SIGNING THIS AGREEMENT VOLUNTARILY.

Centennial Speciality Foods Corporation

By: /s/ JEFFREY R. NIEDER
   ------------------------------
Title: CEO
      ---------------------------

Stokes-Ellis Foods, Inc.

By: /s/ JAMES E. LEWIS
   ------------------------------
Title: Chairman
      ---------------------------

Stokes Canning Company

By: /s/ JEFFREY R. NIEDER
   ------------------------------
Title: President
      ---------------------------

/s/ J. MICHAEL MILLER
---------------------------------
J. Michael Miller, individually

/s/ JAMES E. LEWIS
---------------------------------
James E. Lewis, individually



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

                                   Exhibit A

To: Centennial Speciality Foods Corporation

    Effective as of September 2, 2003, I hereby resign as chief executive officer and director of Centennial Specialty Foods Corporation.


                                          Sincerely,

                                          /s/ J. MICHAEL MILLER

                                          J. Michael Miller




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